EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-   ) pertaining to The Ryland Group, Inc. 2004 Non-Employee Director Equity Plan of our report dated January 20, 2004, with respect to the consolidated financial statements of The Ryland Group, Inc. incorporated by reference in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
October 21, 2004